Exhibit 10.24

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 7, 2023 (the “Effective Date”), by ARCH THERAPEUTICS, INC., a Nevada corporation, with headquarters located at 235 Walnut Street, Suite 6, Framingham, MA 01702 (the “Company”), and each buyer identified on the signature pages hereto (each, including it successors and assigns, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. Subject to the terms and provisions hereinafter set forth, each Buyer, severally and not jointly, desires to purchase, and the Company desires to sell and issue to Buyers, that number of (a) shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), (b) pre-funded warrants, each in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”) to purchase shares of Common Stock and (c) common warrants, each in the form attached hereto as Exhibit B (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) set forth on each Buyer’s signature page hereto (the closing of such issuance and sale, the “Closing” and this Agreement and any and all documents or instruments executed or to be executed by in connection with this Agreement, including the Pre-Funded Warrants, the Warrants, the Registration Rights Agreement, in the form attached as Exhibit C hereto (the “Registration Rights Agreement”), the Lock-Up Agreement, in the form attached as Exhibit D hereto (the “Lock-Up Agreement”), and the Exchange Warrants (as defined below), together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof are sometimes hereinafter individually referred to as a “Transaction Document” and collectively as the “Transaction Documents”).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers severally (and not jointly) hereby agree as follows:

1. PURCHASE AND SALE OF SHARES AND WARRANTS.

a. Purchase of Shares, Pre-Funded Warrants and Common Warrants. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer, severally and not jointly, agrees to purchase, at the Closing, and Company agrees to sell and issue to each Buyer, at the Closing, (i) the number of Shares set forth on such Buyer’s signature page hereto, at the price of $0.275 per Share, (ii) the number of Pre-Funded Warrants (each Pre-Funded Warrant being exercisable for one share of Common Stock) set forth on such Buyer’s signature page hereto, at the price of $0.274 per Pre-Funded Warrant and (iii) a number of accompanying Common Warrants (each Common Warrant being exercisable for one share of Common Stock) equal to the sum of the amount of Shares and Pre-Funded Warrants being purchased by such Buyer, as set forth on such Buyer’s signature page hereto.

b. Closing. The Closing shall occur on or about the date hereof, or as soon as practicable thereafter, through the use of overnight mails, electronic email and subject to customary escrow instructions from Buyers and their respective counsel, or in such other manner as is mutually agreed to by the Company and the Buyers.

c. Form of Payment. On the date of Closing (the “Closing Date”), each Buyer shall pay the aggregate purchase price for the Shares, Pre-Funded Warrants and Common Warrants set forth on such Buyer’s signature page hereto (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of such Shares and Warrants to such Buyer in the amounts set forth on such Buyer’s signature page hereto.

d. Additional Closings. Until the date that is 30 days after the initial Closing Date, additional parties (“Additional Buyers”) may sign a signature page to this Agreement and thereby agree, severally and not jointly, to purchase Shares, Pre-Funded Warrants and/or Common Warrants as set forth on such Additional Buyers’ respective signature pages, and the Company may sell and issue such Securities to such Additional Buyers, all upon the same terms and conditions as the other Buyers hereunder, including the provisions set forth in Sections 1(a)-(c); such Additional Buyers shall be considered “Buyers” hereunder for all purposes beginning at the time each such Additional Buyer completes the purchase of Shares, Pre-Funded Warrants and/or Common Warrants (each such time, an “Additional Closing”); and the conditions set forth in Sections 2(b), 3, 5 and 6 shall apply to each Additional Closing as if the references to “Closing” or “Closing Date” in such sections refer to such Additional Closing, as applicable.

2. REPRESENTATIONS AND WARRANTIES OF THE BUYERS. Each Buyer represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Shares, the Pre-Funded Warrants, the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), the Common Warrants, the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Common Warrants (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”), any warrants to be issued upon the exchange of the Common Warrants pursuant to Section 5(p) of the Common Warrants (the “Exchange Warrants”) and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Exchange Warrants (the “Exchange Warrant Shares”), hereafter referred to in the aggregate as the “Securities,” for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) and has completed the Investor Representation and Suitability Questionnaire included in the investor package that accompanied this Agreement (the “Investor Package”) to indicate the Buyer’s “accredited investor” status. The information contained in the Buyer’s Investor Representation and Suitability Questionnaire is correct as of the date of this Agreement, and, if there should be any material change in such information prior to the Closing of the offering, such Buyer will furnish such revised or corrected information to the Company. The Buyer hereby acknowledges and is aware that except for any rescission rights that may be provided under applicable laws, the Buyer is not entitled to cancel, terminate or revoke its subscription and any agreements made in connection herewith shall survive the Buyer death or disability.

c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors, including the Risk Factors attached as Exhibit D to the Investor Package, the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, the Company’s Quarterly Reports on Form 10-Q for the periods ended December 31, 2022 and March 31, 2023 and the Company’s Current Reports on Form 8-K filed with the SEC on December 2, 2022, January 17, 2023, January 20, 2023, February 16, 2023, March 7, 2023, March 9, 2023, March 17, 2023 and April 20, 2023. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. The Buyer understands that the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless the Securities are sold pursuant to an effective registration statement under the 1933 Act, the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, the Securities are sold pursuant to Rule 144, and the Buyer shall have delivered to the Company, at the cost of the Company, not to exceed $750 per opinion, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided herein, neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. In the event that the Company unreasonably rejects the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, within three (3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of One Thousand Dollars ($1,000) per day, in cash or shares at the option of the Buyer (“Standard Liquidated Damages Amount”). If the Buyer elects to be pay the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the price of $0.25 per share, subject to adjustment for stock splits and similar transactions.

g. Legends. The Buyer understands that until such time as the Securities have been registered under the 1933 Act or may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, such Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE OR CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any, and to use commercially reasonable efforts to promptly sell such Securities following the Buyer’s receipt thereof.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

i. Residency. The Buyer, if an individual, is as resident of the jurisdiction set forth on its respective signature page, and if the Buyer is an entity, the Buyer is organized in the jurisdiction set forth on its respective signature page.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company makes the following representations and warranties to each Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement and as of the Closing Date, and which shall survive the execution and delivery of this Agreement:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares and Warrants and, except as disclosed in Schedule 3(b), the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3(c). Except as disclosed in Schedule 3(c), no shares are reserved for issuance pursuant to the Company’s stock option plans and no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares or the Warrants. The Company has filed in its SEC Documents true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide each Buyer with a written update of this representation signed by the Company’s Chief Executive Officer on behalf of the Company as of each Closing Date.

d. Issuance of Shares, Pre-Funded Warrants and Common Warrants. The issuance of the Shares, Pre-Funded Warrants and Common Warrants is duly authorized and, upon issuance in accordance with the terms of this Agreement, the Shares, Pre-Funded Warrants and Common Warrants will be validly issued, fully paid and non-assessable (except, with respect to the Pre-Funded Warrants and Common Warrants, to the extent that amounts need to be remitted upon their exercise) and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The issuance of Exchange Warrants is duly authorized and, upon issuance in accordance with the terms of the Common Warrants, the Exchange Warrants will be validly issued, fully paid and non-assessable (except to the extent that amounts need to be remitted upon their exercise) and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Except as disclosed in Schedule 3(d), the Common Warrant Shares, the Pre-Funded Warrant Shares and the Exchange Warrant Shares are duly authorized and reserved for issuance and, upon exercise of each Warrant or Exchange Warrant in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Shares and upon issuance of the Pre-Funded Warrant Shares upon exercise of each Pre-Funded Warrant, the Common Warrant Shares upon exercise of each Common Warrant and Exchange Warrant Shares upon exercise of each Exchange Warrant. The Company further acknowledges that its obligation to issue Pre-Funded Warrant Shares, Common Warrant Shares, Exchange Warrant Shares and other shares upon exercise of each Pre-Funded Warrant, Common Warrant or Exchange Warrant in accordance with this Agreement or such Pre-Funded Warrant, Common Warrant or Exchange Warrant, as applicable, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, except as disclosed in Schedule 3(f), the issuance and reservation for issuance of the Shares, Pre-Funded Warrant Shares, Common Warrant Shares and Exchange Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as any Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants or Exchange Warrants in accordance with the terms hereof or thereof or to issue and sell the Shares or Warrants or Exchange Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants and Exchange Warrant Shares upon exercise of the Exchange Warrants. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the “OTCBB”), the OTCQB or any similar quotation system, and does not reasonably anticipate that the Common Stock will be delisted by the OTCBB, the OTCQB or any similar quotation system, in the foreseeable future nor are the Company's securities “chilled” by DTC. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

g. SEC Documents; Financial Statements. Except as disclosed in Schedule 3(g), The Company has timely filed all quarterly and annual reports required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents, and except as such Documents are available EDGAR filings on the SEC’s sec.gov website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2023, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the 1934 Act. For the avoidance of doubt, filing of the documents required in this Section 3(g) via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) shall satisfy all delivery requirements of this Section 3(g).

h. Absence of Certain Changes. Since March 31, 2023, except as disclosed in Schedule 3(h), there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

j. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in Schedule 3(j), there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

l. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

m. Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to each Buyer pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

o. Acknowledgment Regarding each Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by a Buyer or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’ purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

q. No Brokers. With the exception of the fees owing to [***] in respect of the transactions contemplated by this Agreement, as described in the Investor Package, and certain fees which may be owing to Maxim Group LLC relating to certain residual fee arrangements, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

r. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2023, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

s. Environmental Matters.

(i) There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

t. Title to Property. Except as disclosed in Schedule 3(t), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

u. Internal Accounting Controls. Except as disclosed in Schedule 3(u), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

v. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. Solvency. Except as disclosed in Schedule 3(w), The Company (after giving effect to the transactions contemplated by this Agreement) has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transactions contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any disclosure of the Borrower’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section 3(w).

x. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

y. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to each Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

z. Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

aa. Shell Status. The Company represents that it has previously been a “shell” issuer, but at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144- 3(a)(9) opinion to allow for salability of the Shares or (ii) not unreasonably reject such opinion from a Buyer’s counsel.

bb. No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

cc. Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

dd. Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

ee. Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

ff. Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to the Buyers the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Company, until such breach is cured. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the price of $0.25 per share, subject to adjustment for stock splits and similar transactions.

4. COVENANTS.

a. Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date and any Additional Closing date, as applicable, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to such closing date.

c. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

d. [RESERVED].

e. Financial Information. The Company agrees to send or make available the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 4(e).

f. Listing. The Company shall promptly secure the listing of the Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares. The Company will use commercial reasonable efforts to obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, OTCQB, OTC Pink or any equivalent replacement exchange, the Nasdaq Global Market (“Nasdaq”), the Nasdaq Capital Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the NYSE American and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any material notices it receives from the OTCBB, OTCQB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. The Company shall pay any and all fees and expenses in connection with satisfying its obligation under this Section 4(f).

g. Furnishing of Information. Until the earlier of the time that (i) no Buyer owns Securities or (ii) the Common Warrants (or Exchange Warrants if they are issued in exchange for the Common Warrants) have expired, the Company will maintain the registration of the Common Stock under Section 12(b) or 12(g) of the 1934 Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act, provided, that the Company may cease to comply with the provisions of this Section 4(g) in the event of a merger which results in a change of control of the Company or the sale of substantially all of the assets of the Company. If the Company breaches any provision of this Section 4(g) (a “Information Failure”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on the date of such Information Failure and on each monthly anniversary of each such date (if the Information Failure shall not have been cured by such date) until the Information Failure is cured, the Company shall pay to each Buyer an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Purchase Price paid by such Buyer pursuant to this Agreement, provided, that such fees shall not exceed 12.0% in the aggregate. If the Company fails to pay any partial liquidated damages pursuant to this Section 4(g) in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Buyer, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Information Failure. The Company shall not accrue such partial liquidated damages with respect to any period of time during which the Company is otherwise accruing partial liquidated damages under Section 2(d) of the Registration Rights Agreement.

h. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

i. Subsequent Equity Sales. From the date hereof until the twelve (12) month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, whereby the Company may issue securities at a future determined price; provided, however, that, the issuance of Common Stock in any Permitted Equity Line Facility shall not be deemed a Variable Rate Transaction. Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Permitted Equity Line Facility” means a “Future Offering” (as defined in the Securities Purchase Agreement dated July 6, 2022 among the Company and the buyers signatory thereto, as amended (the “Prior Notes SPA”)) with respect to which the Company has followed the procedures required by the Right of First Refusal (as defined in the Prior Notes SPA), as set forth in Section 4(d) of the Prior Notes SPA.

j. Trading Activities. No Buyer nor its affiliates has an open short position (or other hedging or similar transactions) in the Common Stock of the Company and each Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock of the Company.

k. Repricing of Securities. The Company shall not reprice equity securities held by employees of the Company to an effective price per share of Common Stock below $0.45, subject to adjustment for stock splits and similar transactions.

l. Legal Counsel Opinions. Upon the request of a Buyer from to time to time, the Company shall be responsible (at the Company’s cost) for promptly (within two (2) business days from such Buyer’s request) supplying to the Company’s transfer agent and the requesting Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of Shares by such Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement); provided, however, that it is understood that such opinions will generally be provided by counsel selected by the Buyer and which need not be counsel to the Company.

m. Increase to Authorized Common Stock. In the event that following the earliest of (i) the closing of the Uplist (as defined in the Pre-Funded Warrants), (ii) the six-month anniversary of the Closing Date and (iii) the date that a registration statement registering any of the Warrant Shares or the Exchange Warrant Shares is declared effective, without taking into account the reservation obligation set forth in Section 5(d) of the Pre-Funded Warrants and the Common Warrants or a similar obligation set forth in the Exchange Warrants, there is not sufficient unreserved, authorized and unissued Common Stock available for the issuance of the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, the Common Warrants or the Exchange Warrants, then the Company shall use its best efforts to hold a meeting of stockholders as soon as practicable for the purpose of obtaining the approval of its stockholders of a sufficient increase to the authorized common stock for such issuance and, if such approval is not obtained at the first such meeting, shall use its reasonable best efforts to hold subsequent meetings every 90 days until such approval is obtained.

n. Breach of Covenants. The Company agrees that if the Company breaches any of the covenants set forth in this Section 4, in addition to any other remedies available to the Buyers pursuant to this Agreement, the Company shall pay to each Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured. If a Buyer elects to receive the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the price of $0.25 per share, subject to adjustment for stock splits and similar transactions.

o. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Shares issued at Closing and at any Additional Closing, and for Warrant Shares in such amounts as specified from time to time by such Buyer to the Company upon exercise of the Warrants in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”) and the Company shall be responsible for all of the fees and expenses of the transfer agent related to the Securities, including any fees or expenses charged by the transfer agent to a Buyer hereunder. In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock as required by the Warrants) signed by the successor transfer agent to Company and the Company. Prior to registration of the Warrant Shares under the 1933 Act or the date on which the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Shares or Warrant Shares, prior to registration of the Shares or Warrant Shares under the 1933 Act or the date on which the Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrants; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Shares or Warrant Shares to be issued to a Buyer upon exercise of or otherwise pursuant to the Warrants as and when required by the Warrants and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Shares or Warrant Shares issued to a Buyer upon Exercise of or otherwise pursuant to the Warrants as and when required by the Warrants and this Agreement. Nothing in this Section shall affect in any way a Buyer’s obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company, at the cost of the Company not to exceed $750, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) a Buyer provides reasonable assurances that the Securities can be and are being sold pursuant to Rule 144 (which reasonable assurances will be satisfied if a Buyer completes the certificate attached hereto as Exhibit E), the Company shall permit the transfer, and, in the case of the Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that each Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

p. Exchange Warrants. In the event that following the Uplist, without taking into account any reservation obligation set forth in the Exchange Warrants that is similar to the obligation set forth in Section 5(d) of the Pre-Funded Warrants, there is not sufficient unreserved, authorized and unissued Common Stock available for the issuance of the shares of Common Stock issuable upon the exercise of the Exchange Warrants, then, as between the Company and each Buyer, the Company’s obligations in such Buyer’s Exchange Warrants to have reserved and available from its authorized and unissued Common Stock sufficient shares to provide for such issuance of Exchange Warrant Shares upon such exercise shall be suspended to the extent that there is not sufficient unreserved, authorized and unissued Common Stock until the Company sufficiently increases its amount of authorized Common Stock; provided, that such suspension shall be for an amount of Exchange Warrant Shares that is proportionate among all of the Exchange Warrants then outstanding, taken together as a whole and after subtracting from available authorized Common Stock the maximum amount of reserves possible to provide for reserves for any Pre-Funded Warrants. In such event described in this paragraph, each Buyer shall not exercise or transfer any Exchange Warrants to such extent and until such increase in authorized Common Stock, and the Company and such Buyer shall work together in good faith to facilitate with the Transfer Agent the proper form of the issuance of the Exchange Warrants, such as by book entry, and proper transfer restrictions to ensure the Buyer’s compliance with the first part of this sentence. Notwithstanding anything to the contrary in the Exchange Warrants or the Purchase Agreement, if the Company fails to meet the applicable reservation obligation set forth in the Exchange Warrants at any time on or after 120 days after the closing date of the Uplist, the Company shall pay to each Buyer, in cash, as liquidated damages and not as a penalty, provided that the Exchange Warrants are then “in-the-money”, for each $1,000 of Exchange Warrant Shares that are able to be issued upon the exercise of the Exchange Warrants held by such Buyer, taking into account the operation of any provision that limits the issuance of Exchange Warrant Shares due to ownership similar to the restriction set forth in Section 2(e) of the Pre-Funded Warrant at such time, but are not at such time reserved (based on the VWAP (as defined in the Pre-Funded Warrant) of the Common Stock on the first Trading Day (as defined in the Pre-Funded Warrant) that such failure occurs), $5 per Trading Day for each Trading Day that such shares are not reserved. It is acknowledged that the Exchange Warrants will be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

q. Transaction Expense Reimbursement. Upon the Closing, the Company shall reimburse (i) the Lead Investor (as identified in Schedule 4(q)) for an amount of $14,000.00 of the actual fees of outside legal counsel incurred by the Lead Investor for preparation of the Transaction Documents, which such amount shall (A) be offset from the Purchase Price payable by the Lead Investor in an amount of $10,000.00, and (B) paid by the Company to such counsel in an amount of $4,000.00 promptly after Closing, and (ii) the Major Investors (as identified in Schedule 4(q)) for an amount no greater than an aggregate of $5,000 of the actual fees of outside legal counsel incurred by the Major Investors for preparation of the Transaction Documents, which such amount shall be offset from the Purchase Price payable by the Major Investors, as allocated in Schedule 4(q).

r. Funding of Purchase Price. Each of the Buyers shall fund the Purchase Price directly to the Company via wire transfer per the wire instructions provided to the Buyers by the Company or its outside legal counsel on or about the date hereof.

s. True-Up. Upon the closing of the next underwritten public offering of Common Stock (a “Qualifying Offering”) in which the effective offering price to the public per share of Common Stock (the “Qualifying Offering Price”) is below $4.00 per share (subject to adjustment for stock splits and similar transactions) , the Company shall issue additional Pre-Funded Warrants in an amount reflecting a reduction in the purchase price paid for the Shares and Pre-Funded Warrants that equals the proportion by which the Qualifying Offering Price is less than $4.00. By way of illustration only, if the Qualifying Offering Price is 50% less than $4.00, then the Company shall issue to each Buyer additional Pre-Funded Warrants such that the total combined number of Shares and Pre-Funded Warrants (after giving effect to such true-up issuance) is equal to 200% of the aggregate amount of Shares and Pre-Funded Warrants originally purchased pursuant hereto, as set forth on such Buyer’s signature page hereto.

t. Registration Rights. The Company shall file a registration statement in respect of the Shares and the Warrant Shares in accordance with the Registration Rights Agreement.

5. CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell Shares and Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. Such Buyer shall have executed this Agreement and delivered the same to the Company.

b. Such Buyer shall have executed the Investor Representation and Suitability Questionnaire and delivered the same to the Company.

c. Such Buyer shall have delivered its respective portion of the Purchase Price in accordance with Section 1(a) above.

d. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. Such Buyer shall have executed a Lock-Up Agreement and delivered the same to the Company.

6. CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE.

a. The obligation of each Buyer hereunder to purchase Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by a Buyer at any time in its sole discretion:

(i) The Company shall have executed one or more copies of this Agreement and delivered the same to each Buyer.

(ii) The Board of Directors of the Company shall have approved by Unanimous Written Consent (the “Consent”) the transactions contemplated by this Agreement and the Company shall have delivered a copy of such fully executed Consent to each Buyer.

(iii) The Company shall have delivered to each Buyer its respective Shares and Warrants (in such denominations as such Buyer shall request) in accordance with Section 1(a) above.

(iv) The Company shall have delivered to the Buyers a duly executed copy of the Registration Rights Agreement.

(viii) The Company shall have delivered to each Buyer a customary opinion of counsel.

(ix) The Irrevocable Transfer Agent Instructions, in customary form and substance, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent and a copy of such fully executed Irrevocable Transfer Agent Instructions shall have been delivered to each Buyer.

(x) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

(xi) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xii) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

(xiii) Trading in the Common Stock on the OTCBB, OTCQB or any similar quotation system shall not have been suspended by the SEC or the OTCBB, OTCQB, OTC Pink or any similar quotation system.

(xiv) Each Buyer shall have received an officer’s certificate described in Section 3(c) above, dated as of the Closing Date.

7. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Arbitration; Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Any disputes, claims, or controversies arising out of or relating to the Transaction Documents, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service (“JAMS”), or its successor pursuant the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three arbitrators each of whom will be selected in accordance with the “strike and rank” methodology set forth in Rule 15. Either party to this Agreement may, without waiving any remedy under this Agreement, seek from any federal or state court sitting in the State of New York any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be paid by and be the sole responsibility of the Company, including but not limited to each Buyer’s attorneys’ fees and each arbitrator’s fees. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possibly and in any case within 60 days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments; Waivers. This Agreement, the Warrants and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Lead Investor and Buyers which purchased at least 50.0% plus $1.00, of the Securities based on Purchase Price paid hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Buyer (or group of Buyer), the consent of such disproportionately impacted Buyer (or group of Buyers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially, and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer. Any amendment effected in accordance with this Section 7(e) shall be binding upon each Buyer and holder of Securities and the Company.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Arch Therapeutics, Inc.
235 Walnut Street
Suite 6
Framingham, MA 01702
Attn:

If to a Buyer, to the address set forth on its respective signature page hereto.

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), a Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from such Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder not withstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that each Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

m. Publicity. The Company, and each Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

n. Indemnification. In consideration of each Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other agreement, certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other agreement, certificate, instrument or document contemplated hereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other agreement, certificate, instrument or document contemplated hereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Buyers or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

ARCH THERAPEUTICS, INC.

By: ________________________________

Name:

Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE(S) FOR BUYER(S) FOLLOW]

BUYER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

Name of Buyer:

Signature of Authorized Signatory of Buyer: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Subscription Amount/Aggregate Purchase Price: $_________________

Amount of Shares: _________________

Price per Share: $0.275

Purchase Price for Shares: $______________

Amount of Pre-Funded Warrants: ______________

Price per Pre-Funded Warrant: $0.274

Purchase Price for Pre-Funded Warrants: $___________

Amount of Common Warrants: _______________________

Address for notices:

EIN/Tax ID: ___________________

[SIGNATURE PAGES CONTINUE]

Schedule 4(q)

The “Lead Investor” is [***].

Major Investors:

•	[***] - $5,000

Exhibit A

Form of Pre-Funded Warrant

See attached.

Exhibit B

Form of Common Warrant

See attached.

Exhibit C

Form of Registration Rights Agreement

See attached.

Exhibit D

Form of Lock-Up Agreement

See attached.

Exhibit E

LEGEND REMOVAL CERTIFICATE

The undersigned stockholder (the “Stockholder”) of ARCH THERAPEUTICS, INC., a Nevada corporation (the “Company”), is delivering this certificate to the Company in connection with the Stockholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Stockholder’s name with respect to the number shares of the common stock, par value $0.001 per share, of the Company set forth under the Stockholder’s name on the signature page hereof (the “Shares”).

A.

The Stockholder hereby represents and warrants to the Company that the Stockholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act and Rule 144 thereunder. If the Stockholder is an investment fund, the Stockholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity which manages the Stockholder) has reviewed this certificate and is aware that the Stockholder will be executing and delivering this certificate to the Company and undertaking the obligations set forth herein.

B.	The Stockholder hereby covenants to the Company that:

1.	The Stockholder will transfer the Shares only:
(a)

pursuant to an effective resale registration statement covering the Stockholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein, provided that the Stockholder has not received oral or written notice from the Company or its counsel that use of the prospectus is suspended or that the prospectus otherwise may not be used for transfers of the Shares;

(b)	pursuant to Rule 144 under the Act; or

(c)

otherwise in accordance with the Securities Act, provided that the Stockholder provides the Company with advance notice of such transfer and an opinion of counsel that the proposed transfer is in compliance with the Securities Act.

2.

The Stockholder acknowledges that because the Company was formerly a shell company, it is an entity subject to the restrictions set forth in Rule 144(i)(1)(i) and, accordingly, the availability of Rule 144 is expressly conditioned on the Company having complied with the public information requirements set forth in Rule 144(i)(2). As a result, prior to effecting any sale of the Shares pursuant to Rule 144, the Stockholder will confirm that Rule 144 is available at the time of such sale.

3.

The Stockholder will provide the Company with any update to the Stockholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Stockholder relating hereto.

[Signature page follows]

The Stockholder acknowledges and agrees that its legal counsel and the Company’s legal counsel are each authorized to rely on this certificate for purposes of preparing and delivering any legal opinion(s) required in connection with the removal of the transfer restriction legends from the Shares and the Company’s transfer agent is authorized to rely on this certificate in connection with the removal of the transfer restriction legends from the Shares.

Very truly yours,

Name of Stockholder:

Signature:

Name of Signatory:

Title of Signatory:

Date:

Address:

E-mail address:

Tax Identification Number:

Number of Shares for Legend Removal:

Share Certificate or Book Entry Information: